Exhibit 10.2

Employee Stock Option Agreement

This Employee Stock Option Agreement, dated as of August 15, 2006, between Hertz Global Holdings, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the Hertz Global Holdings, Inc. Stock Incentive Plan.  The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1.                                           Grant of Options

(a)                                       Confirmation of Grant.  The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of Common Shares specified on the signature page hereof.  The Options are not intended to be incentive stock options under the Code.  This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan.  If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)                                      Option Price.  Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2.                                           Vesting and Exercisability

(a)                                       Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the Options shall become vested in three equal annual installments on June 12, 2007, June 12, 2008 and June 12, 2009; provided that if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any unvested Options held by the Employee shall immediately vest as of the effective date of such Special Termination.

(b)                                      Discretionary Acceleration.  The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)                                       Exercise.  Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3.  Options may only be exercised with respect to whole Common Shares and must be exercised in accordance with Section 4.

Section 3.                                           Termination of Options

(a)                                       Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b) or Section 6, the Options shall terminate on the second anniversary of the date on which such Options vest (the “Normal Termination Date”), if not exercised prior to such date.

(b)                                      Early Termination.  If the Employee’s employment with the Company terminates for any reason other than for Cause or a Special Termination, any Options held by the Employee that have not vested before the effective date of such termination of employment (determined without regard to any statutory or deemed or express contractual notice period) or that do not become vested on such date in accordance with Section 2 shall remain outstanding and continue to vest in accordance with the terms of Section 2 of this Agreement.  If the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination.  If the Employee’s employment with the Company terminates by reason of a Special Termination, all unvested Options shall immediately vest upon such Special Termination.  All vested Options held by the Employee following the effective date of a Special Termination shall remain exercisable until the Normal Termination Date, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.                                           Manner of Exercise

(a)                                       General.  Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit.  On or before any Exercise Date that occurs prior to a Public Offering, the Company and the Employee shall enter into an

Employee Stock Subscription Agreement that contains transfer and other restrictions on the Exercise Shares, a form of which has been provided to the Employee.  Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Employee Stock Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent).  The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law or (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b)                                      Restrictions on Exercise.  Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements.  The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 5.                                           Employee’s Representations; Investment Intention.  The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof.  The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the related Employee Stock Subscription Agreement shall have been complied with or have expired.

Section 6.                                           Change in Control

(a)                                       Vesting and Cancellation.  Except as otherwise provided in this Section 6(a), in the event of a Change in Control, all then-outstanding Options (whether vested or unvested) shall be canceled in exchange for a payment having a value equal to the excess, if any, of (i) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (ii) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control.

(b)                                      Alternative Award.  Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award meeting the requirements of the Plan.

(c)                                       Limitation of Benefits.  If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 6(a) or Section 6(b) that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Section 6 to the contrary, the payments, deemed payments or other benefits such Employee would otherwise receive under Section 6(a) or Section 6(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and such Employee shall have no further rights or claims with respect thereto.  If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis by more than 5%, the Company will use its commercially reasonable best efforts to seek the approval of the Company’s shareholders in the manner provided for in section

280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 6(c)).

Section 7.                                           Certain Definitions.  As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means Hertz Global Holdings, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and its Subsidiaries.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Employee Stock Subscription Agreement” means a “Stock Subscription Agreement” as defined in the Plan.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one Common Share for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each Common Share covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such Common Share upon exercise of an Option.

“Plan” means the Hertz Global Holdings, Inc. Stock Incentive Plan.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations thereunder that are in effect at the time, and any reference to a particular section thereof shall include a reference to the corresponding section, if any, of such successor statute, and the rules and regulations.

“Special Termination” means a termination of the Employee’s employment as a result of his or her death or Disability.

Section 8.                                           Miscellaneous.

(a)                                       Withholding.  The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b)                                      Authorization to Share Personal Data.  The Employee authorizes any Affiliate of the Company that employs the Employee or that otherwise has or lawfully obtains personal data relating to the Employee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

(c)                                       No Rights as Stockholder; No Voting Rights.  The Employee shall have no rights as a stockholder of the Company with respect to any Shares covered by the Options until the exercise of the Options and delivery of the Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the Shares.  Any Shares delivered in respect of the Options shall be subject to the Employee Stock Subscription Agreement and the Employee shall have no voting rights with respect to such Shares until such time as specified in the Employee Stock Subscription Agreement.

(d)                                      No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(e)                                       Non-Transferability of Options.  The Options may be exercised only by the Employee.  The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(f)                                         Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i)                        if to the Company, to it at:

Hertz Global Holdings, Inc.

c/o The Hertz Corporation

225 Brae Boulevard

Park Ridge, New Jersey  07656

Attention: General Counsel

Fax: (201) 594-3122

(ii)                     if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

The Carlyle Group

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington DC 20004-2505

Attention:  Mr. Gregory S. Ledford

Fax:  (202) 347-1818

and

Clayton, Dubilier & Rice, Inc.

375 Park Avenue, 18th Floor

New York, New York

Attention: David Wasserman

Fax: (212) 407-5252

and

Merrill Lynch Global Private Equity

4 World Financial Center, 23rd Floor

New York, NY 10080

Attention:  Mr. George A. Bitar &

                                                Mr. Robert F. End

Fax:  (212) 449-1119

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention:  John M. Allen

Fax:  (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(g)                                      Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)                                      Waiver; Amendment.

(i)                     Waiver.  Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement.  Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein.  The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii)                  Amendment.  This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(i)                                                      Assignability.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(j)                                                      Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(k)                                                   Section and Other Headings, etc.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)                                                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

HERTZ GLOBAL HOLDINGS, INC.

By:	/s/ Irwin Pollack
Name:	Irwin M. Pollack
Title:	Senior Vice President,
Employee Relations,
The Hertz Corporation

THE EMPLOYEE:

CRAIG KOCH

By:	/s/ Craig Koch
Name:

Address of the Employee:

14 Stewart Court
Old Tappan, NJ 07675

Total Number of Shares for the Purchase of Which Options have been Granted	Option Price
56,000 Shares	$7.68